Restricted Stock Grant Agreement	Exhibit 10.5

1. This Restricted Stock Grant for the number of shares of Common Stock (the “Shares”) specified on the grant summary page is granted to you under, and governed by the terms and conditions of, the 2013 Performance Plan of The Goodyear Tire & Rubber Company, adopted effective April 15, 2013, as amended (the “Plan”), and this Grant Agreement. The Shares shall be fully paid and nonassessable. As your grant is conveyed and managed online, your online acceptance constitutes your agreement to and acceptance of all terms and conditions of the Plan and this Grant Agreement. You also agree that you have read and understand the provisions of the Plan and this Grant Agreement. Capitalized terms used but not defined in this Grant Agreement have the meanings set forth in the Plan.

2. All rights conferred upon you under the provisions of this Grant Agreement are personal to you and no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company, except by will or the laws of descent and distribution. You shall not have the right or power to, and shall not, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Shares, or any interest therein, so long as and to the extent that the Shares are not vested as provided in Section 3 of this Grant Agreement. The Company shall not be required (a) to transfer on its books any of the Shares that shall have been, or are purported or represented to have been, sold or transferred in violation of any of the provisions of this Grant Agreement or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been, or are purported or represented to have been, so sold or transferred.

3. As consideration for the Shares granted to you hereunder, except as otherwise provided in this Section 3, you must remain in the continuous employ of the Company or one or more of its Subsidiaries until [insert vesting schedule] (each a “Vesting Date”). In the event of your death or Disability (defined as termination of employment while receiving benefits for a period of not less than one year under a long-term disability income plan provided by a government or sponsored by the Company or one of its Subsidiaries) prior to a Vesting Date, you will vest in a prorated number of Shares. Any such proration will be based on the date of your termination of employment with the Company. Further, in the event that you incur a Severance prior to a Vesting Date, any unvested Shares shall be deemed to have been fully vested. The Shares that have not yet vested pursuant to this Section 3 (including without limitation any cash dividends or distributions and any non-cash proceeds related to the Shares for which the record date occurs on or after the date of forfeiture), as well as any dividends or distributions that have been accumulated pursuant to Section 5, shall be forfeited automatically without further action or notice in the event you cease to be employed by the Company or a Subsidiary other than as provided above. In the event of a forfeiture of the Shares, the stock book entry account representing the Shares covered by this Grant Agreement shall be cancelled and all Shares shall be returned to the Company. Nothing contained herein shall restrict the right of the Company or any of its Subsidiaries to terminate your employment at any time, with or without cause.

4. In the event you retire or otherwise terminate your employment with the Company or a Subsidiary and within 18 months after such termination date you accept employment with a competitor of, or otherwise engage in competition with, the Company, the Committee, in its sole discretion, may require you to return, or (if not received) to forfeit, to the Company the amount realized in connection with the Shares upon vesting (including related cash or other distributions with respect to those Shares) if the vesting occurred at any time on or after the date which is six months prior to the date of your termination of employment with the Company. Additionally, all Shares granted to you hereunder which are outstanding shall be automatically cancelled upon commencement of your competitive engagement.

5. Except as otherwise provided herein, from and after the Date of Grant, you shall have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares. Notwithstanding the foregoing, the payment of dividends or distributions on the Shares shall be subject to the following rules:

(a) Any cash dividends or distributions paid with respect to Shares that have not yet vested will be subject to the same restrictions on transferability and the possibility of forfeiture to the Company as the Shares to which the cash dividends or distributions relate. To facilitate the enforcement of this provision, any such cash dividends or distributions paid with respect to unvested Shares will be held by the Company or its agent designated for the purpose and credited to a notional account on your behalf until such time as the Shares to which the cash dividends or distributions relate become vested or are forfeited. If such Shares become vested, the cash dividends or distributions with respect thereto will be paid or transferred to you (without interest) within 30 calendar days after the date that the Shares become vested; provided, however, that if any such Shares become vested as a result of your termination of employment, then to the extent required to comply with Section 409A of the Code, any cash dividends or distributions with respect to those Shares that have been accumulated pursuant to this Section 5 shall be paid within 30 calendar days after the earlier of (i) the date of your “separation from service” (or, if you are a “specified employee” at that time, the date that is six months after your separation from service), or (ii) the applicable Vesting Date for those Shares specified in Section 3. The date of your “separation from service” and whether you are a “specified employee” shall be determined in accordance with Section 409A of the Code and the Company’s policies with regard thereto. If such Shares are forfeited, all of your right, title and interest in and to such cash dividends or distributions with respect thereto will automatically be transferred to the Company. The obligations of the Company under this Section 5(a) will be merely that of an unfunded and unsecured promise of the Company to deliver cash in the future, subject to the terms and conditions herein, and your rights will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Section 5(a).

(b) Any additional Shares or other securities that you may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered restricted Shares and shall be subject to the same restrictions as the Shares covered by this Grant Agreement.

6. (a) You agree that the Shares shall be held in uncertificated form in your account and shall be subject to forfeiture as provided in the Plan and this Grant Agreement. By your acceptance of this Grant Agreement and effective until the Shares have become vested as provided in Section 3 of this Grant Agreement, you hereby irrevocably constitute and appoint       , or any of them, attorneys-in-fact to transfer the Shares on the stock transfer records of the Company with full power of substitution.

(b) Any certificates representing the Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under Federal or state securities laws:

The shares of stock represented by this certificate are subject to restrictions on transfer and conditions of forfeiture set forth in the Restricted Stock Grant Agreement, dated     , 20      , between the Company and Grantee, which agreement is on file with, and available for inspection without charge at the office of, the Secretary of the Company at 200 Innovation Way, Akron, Ohio 44316-0001.

(c) The Shares have been registered under the Securities Act of 1933 (the “Securities Act”) for issuance pursuant to the Plan. You acknowledge that in the event you are deemed to be an “affiliate” of the Company (within the meaning of that term as used in Rule 144 promulgated under the Securities Act), a sale of all or a portion of the Shares will be subject to certain provisions of said Rule 144 under the Securities Act.

(d) You agree not to sell, transfer, or otherwise dispose of any of the Shares except in conformance with all applicable provisions of the Securities Act and that the Company shall have no obligation to cause the registration of the Shares for resale by you if you are an “affiliate” of the Company.

(e) A legend substantially in the following form will be placed on any certificate or certificates representing the Shares:

The shares represented by this certificate may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company to the effect that such registration is not required.

(f) If Shares are issued in certificated form, you agree that the Company shall retain, at its principal offices, possession of any certificate or certificates representing the Shares, duly endorsed in blank by you or with duly executed stock power(s) attached, all in a form suitable for the transfer of the Shares.

7. You will be required to satisfy all Federal, state and local tax and payroll withholding obligations, and any other withholding obligations, arising in respect of the vesting of any Shares or the payment of any cash to you. If you elect in accordance with Section 83(b) of the Code to recognize ordinary income in respect of the Shares in 20      , the Company will require, at the time of that election, that you make an additional payment to the Company for withholding taxes, the amount of which shall be based on the Fair Market Value of the Shares as of the Date of Grant.

8. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient if in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 200 Innovation Way, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address. This Grant Agreement shall be construed and shall take effect in accordance with the laws of the State of Ohio.